EXHIBIT 23



Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of Stanley Furniture Company, Inc. on Form S-8 (File Nos. 33-58396, 33-67218, 33-58797 and 33-56721) of our report dated
January 24, 1997, on our audits of the financial statements and financial statement schedule of Stanley Furniture Company, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.





                              Coopers & Lybrand L.L.P.





Richmond, Virginia
February 6, 1997